UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report: November 15, 2021
(Date of earliest event reported)

SUN COMMUNITIES INC.
(Exact name of registrant as specified in its charter)

Maryland				1-12616	38-2730780
(State of Incorporation)				Commission file number	(I.R.S. Employer Identification No.)

27777 Franklin Rd.	Suite 200,	Southfield,	Michigan		48034
(Address of Principal Executive Offices)					(Zip Code)
(248) 208-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SUI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 15, 2021, Sun Communities, Inc. (the “Company”) entered into (a) a forward sale agreement (the “Initial Forward Sale Agreement”) with Citibank, N.A., and (b) an underwriting agreement (the “Underwriting Agreement”) with the Company’s operating partnership, Sun Communities Operating Limited Partnership and Citigroup Global Markets Inc. (in its capacity as agent for Citibank, N.A.), as the forward seller, Citibank, N.A., as the forward counterparty, and Citigroup Global Markets Inc. and RBC Capital Markets, LLC, as representatives of the several underwriters named in Schedule II thereto (collectively, the “Underwriters”), relating to the issuance and sale of up to 4,025,000 shares (the “Shares”) of the Company’s common stock (the “Common Stock”) at a public offering price of $185.00 per share, including an option to purchase up to 525,000 additional shares of Common Stock, which was exercised in full. In connection with the Underwriters’ exercise in full of such option, on November 16, 2021, the Company entered into another forward sale agreement (together with the Initial Forward Sale Agreement, the “Forward Sale Agreements”) with Citibank N.A. The offering of the Shares closed on November 18, 2021.

The offering and sale of the Shares has been registered under the Securities Act of 1933, as amended, pursuant to the Company's effective shelf registration statement on Form S-3 (Registration No. 333-255020).

The foregoing description of the Forward Sale Agreements and the Underwriting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of each such agreement, copies of which are attached hereto as Exhibits 1.1, 1.2 and 1.3, respectively, and the terms of which are incorporated herein by reference.

Item 8.01	Other Events.

On November 15, 2021, the Company issued a press release announcing the commencement of the offering of the Shares. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

On November 15, 2021, the Company issued a press release announcing the pricing and upsizing of the offering of the Shares. A copy of the press release is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.    Description
1.1*    Forward Sale Agreement dated November 15, 2021 between Sun Communities, Inc. and Citibank, N.A.

1.2    Forward Sale Agreement dated November 16, 2021 between Sun Communities, Inc. and Citibank, N.A.

1.3    Underwriting Agreement dated November 15, 2021 among Sun Communities, Inc., Sun Communities Operating Limited Partnership, Citigroup Global Markets, Inc. (in its capacity as agent for Citibank, N.A.), as the forward seller, Citibank, N.A., as the forward counterparty, and Citigroup Global Markets Inc. and RBC Capital Markets, LLC, as the representatives of the several underwriters named in Schedule II thereto

5.1        Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, a Professional Corporation

23.1    Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, a Professional Corporation (included in Exhibit 5.1)

99.1        Press Release dated November 15, 2021, announcing the commencement of the offering of the Shares

99.2        Press Release dated November 15, 2021, announcing the pricing of the offering of the Shares

104        Cover Page Interactive Data File (embedded within the inline XBRL document)

*Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K because such schedules and exhibits do not contain information which is material to an investment decision or which is not otherwise disclosed in the filed agreements. The Company will furnish the omitted schedules and exhibits to the SEC upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN COMMUNITIES, INC.
Dated: November 18, 2021	By:	/s/ Karen J. Dearing
Karen J. Dearing, Executive Vice President, Chief Financial Officer, Secretary and Treasurer